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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 9, 2014 (May 6, 2014)
Date of Report
(Date of earliest event reported)
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LIN Media LLC
(Exact name of registrant as specified in its governing document)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36032 (Commission File Number)	90-0935925 (I.R.S. Employer Identification No.)

701 Brazos Street, Suite 800 Austin, Texas 78701 (Address of principal executive offices and zip code)
(512) 774-6110
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 6, 2014, LIN Media LLC held its Annual Meeting of Shareholders.  The proposals below, which are described in detail in the 2014 Proxy Statement of LIN Media LLC, were submitted to the shareholders.  The final voting results for each proposal were as follows:

(i) The election of three members to our Board of Directors to serve as Class II directors for a term of three years:

	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
Peter S. Brodsky	101,903,278	348,889	6,939,751
Douglas W. McCormick	101,918,816	333,351	6,939,751
Michael A. Pausic	101,918,929	333,238	6,939,751

(ii) The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014:

Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
108,399,726	605,064	187,128	—

(iii) A non-binding advisory vote approving the compensation of the named executive officers of LIN Media LLC, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative discussion in the 2014 Proxy Statement of LIN Media LLC:

Number of Votes For	Number of Votes Against	Number of Abstentions	Number of Broker Non-Votes
94,470,982	6,018,235	1,762,950	6,939,751

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN Media LLC

Date: May 9, 2014	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
	Title:	Vice President Controller